Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“this Second Amendment”) is entered into this 17th day of June, 2010 by and between Amejak Limited Partnership, (hereinafter referred to as “Lessor”), and First Trinity Financial Corporation (hereinafter referred to as “Lessee”).

WHEREAS, on the 7th, day of January, 2005, Lessor and Lessee entered into a certain Lease Agreement thereof (the “Original Lease”) for the certain premises consisting of 1,312 rentable square feet and designated as Suite 230 (the “Premises”), located on the second floor of ONE MEMORIAL PLACE, (hereinafter referred to as the “Building”) located at 7633 East 63rd Place in Tulsa, Oklahoma; and

WHEREAS, on the 1st day of July, 2008, Lessor and Lessee entered into a First Amendment to Lease Agreement (the “First Amendment”) expanding the Premises from 1,312 rentable square feet to 2,517 rentable square feet, still designated as Suite 230 (the “Expanded Premises”), located on the second floor of the Building. (The First Amendment along with the Original Lease are hereafter collectively referred to as the “Lease”).

WHEREAS, the parties wish to supplement and amend the terms and provisions of the Lease as hereinafter provided but not otherwise.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Term. Lessor and Lessee agree that the lease expiration per Paragraph 1 of the Original Lease will be amended to be September 30, 2015.

2. Square Footage. Commencing October 1, 2010, Lessee shall expand into an additional 4,252 rentable square feet on the 2nd floor (the Expansion Space). The total amended square footage will now be 6,769 rentable square feet as shown on Exhibit “A-1”.

3. Base Rental. Effective October 1, 2010, Base Rental paid by Lessee to Lessor, as amended hereby, with respect to the Premises, shall be as follows:

Months	Monthly Base Rent

October 1, 2010 through September 30, 2015	$7,897.17

4. Construction Allowance. Lessor agrees to provide Lessee an allowance of $120,000.00 for improvements to the space. A portion of the approved improvements, which total $112,829.00, are detailed in the attached Exhibit “B”. Any additional allowance to be spent by Lessee must also be approved by Lessor in writing.

5. Basic Cost Increase Adjustment. Beginning October 1, 2010, Lessee’s Basic Costs referred to in Paragraph 6(a) of the Original Lease shall be equal to the 2010 actual costs instead of the 2008 actual costs and Lessee’s Net Rentable Area referred to in Paragraph 6(a) of the Original Lease shall be amended from 2,517 square feet to 6,769 square feet.

6. Right of First Refusal. Lessee’s Right of First Refusal as referenced in Paragraph 1 of the Addendum to the Original Lease shall be modified to be the remainder of Suite 230, not leased by Lessee per this Second Amendment, and any other space on the second floor that becomes available.

7. Authority. The officers executing this Lease Amendment on behalf of Lessee and Lessor represents and warrants that he or she has full power and authority to execute this Lease Amendment on behalf of Lessee and Lessor, and that his or her execution hereof will create a binding and legal obligation of Lessee and Lessor.

8. Conflict. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall control.

9. Existing Terms and Provisions. Except as specifically amended by the terms hereof, all terms and provisions of the Lease as heretofore amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their representatives, thereunto duly authorized, as of the date first above written.

“Lessor”

Amejak Limited Partnership,
an Oklahoma limited partnership,

By: Kajema Properties, Inc., an
Oklahoma corporation, General Partner

Witness:

By: /s/ Dana Kanady
Dana Kanady
Title: Vice-President

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their representatives, thereunto duly authorized, as of the date first above written.

“Lessee”

First Trinity Financial Corporation

Witness:

By: /s/ Gregg Zahn
Gregg Zahn
Title: President

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